UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2019

Energy Services of America Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

75 West 3rd Ave., Huntington, West Virginia	25701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 522-3868

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 20, 2019, Energy Services of America Corporation (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of directors, the ratification of Arnett Carbis Toothman LLP as the Company’s independent registered public accountants, an advisory, non-binding resolution with respect to executive compensation, and an advisory, non-binding vote with respect to the frequency of voting on our executive compensation. A breakdown of the votes cast is set forth below.

1.       The election of directors.

	For	Withheld	Broker Non-Votes

Marshall T. Reynolds	5,903,255	370,041	3,694,129
Jack M. Reynolds	5,901,255	372,041	3,694,129
Neal W. Scaggs	5,993,090	280,206	3,694,129
Joseph L. Williams	5,936,013	337,283	3,694,129
Douglas V. Reynolds	6,131,079	142,218	3,694,129
Nester S. Logan	6,182,763	90,533	3,694,129
Keith Molihan	5,969,049	304,247	3,694,129
Samuel G. Kapourales	6,234,284	39,012	3,694,129
Charles Abraham	5,931,460	341,836	3,694,129
Bruce H. Elliott	6,234,284	39,012	3,694,129

2.       The ratification of the appointment of Arnett Carbis Toothman LLP as the Company’s independent registered public auditing firm for the year ending September 30, 2019.

For	Against	Abstain

9,689,657	4,118	273,650

3.       An advisory, non-binding resolution with respect to our executive compensation.

For	Against	Abstain

6,193,160	38,719	41,417

4.        An advisory, non-binging vote with respect to the frequency of voting on our executive compensation.

One year	Two years	Three years	Abstain	Broker Non-vote
5,811,200	78,245	302,352	81,499	3,694,129

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: February 21, 2019	By:	/s/ Charles P. Crimmel
Charles P. Crimmel Chief Financial Officer